UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2023 (August 23, 2023)

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03-9882-0780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2023, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an investor (the “Investor”), which closed on August 23, 2023, pursuant to which the Investor purchased a convertible redeemable promissory note in the aggregate principal amount of $77,500 (the “Note”) from the Company for $72,500. The principal and the interest thereon is convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at the option of Investor at any time (the “Conversion Shares”). The Company intends to use the net proceeds from the Note for general working capital purposes.

The initial conversion price for the Note is equal to $0.04 per share (the “Fixed Price”), provided that the Fixed Price will be reduced to $0.02 per share in the event that the market price of the Common Stock trades below $0.03 per share for five consecutive trading days. In the event of a default under the Note and unless the Fixed Price is lower, such conversion price will equal the lowest trading price of the Common Stock for the ten trading days immediately preceding such default, which price is subject to re-adjustment every thirty calendar days during the period in which the Company remains in default. Pursuant to the Note, in the event that such conversion price is below the par value of the Common Stock, the Company has agreed to take all steps to reduce such par value or conduct a reverse split of its Common Stock, as applicable. Notwithstanding the foregoing, such conversion price and lookback periods are subject to adjustment in favor of the Investor in the event the Company issues securities to another party with more favorable conversion terms, and such conversions are subject to a 4.99% beneficial ownership limitation (which may be increased to 9.9% upon 60 days’ prior written notice from the holder of the Note) and adjustments for mergers, consolidations, reorganizations and similar events set forth in the Note, other than a transfer or sale of all or substantially all Company assets. Pursuant to the Note, the Company is required to maintain an initial reserve of at least 400% of the number of Conversion Shares, subject to any increase of such reserved amount to reflect the Company’s obligations under the Note.

In addition, pursuant to the Note, in the event of a transfer or sale of all or substantially all of the Company’s assets, or certain merger, consolidation, reorganization and similar events described in the Note, the Company will be required to, upon the Investor’s request, (i) redeem the Note in cash for 150% of the principal and accrued but unpaid interest thereon through such redemption date or (ii) convert the unpaid principal and accrued but unpaid interest into shares of Common Stock immediately prior to such event at the conversion price then in effect.

The maturity date of the Note is February 23, 2024 and bears interest at a rate of 8% per annum, which may be increased to 24% in the event of a default. Interest on such Note is payable only in Common Stock in accordance with the terms of conversion in the Note. During the first 60 days following the date of the Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the Note, at a 110% premium of the face amount plus accrued and unpaid interest, which increases to (i) 120% if prepaid after 60 days, but less than 121 days from the issuance date and (ii) 125% if prepaid after 120 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the Note.

The Note contains certain events of default, including failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange or lose the “bid” price of its Common Stock on such exchange (if the latter occurs, the outstanding principal amount under the Note will increase by 20%), failure to comply with its reporting requirements with the U.S. Securities and Exchange Commission, a breach of certain covenants in the Purchase Agreement, default by the Company under any other note issued to the Investor, as well as certain customary events of default set forth in the Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the Note. Upon an event of default, the Note will become immediately due and payable by the Company.

The foregoing descriptions of each of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Note, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement and the Note above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the Note is incorporated herein by reference. The Note was issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and/or by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	8% Convertible Redeemable Note, dated August 23, 2023, issued to the Investor.
10.1	Securities Purchase Agreement, dated as of August 23, 2023, by and between the Company and the Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2023	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer